UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 17, 2020

BJ’S WHOLESALE CLUB HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38559		45-2936287
(State or other jurisdiction of incorporation)	(Commission File Number)		(IRS Employer Identification No.)

25 Research Drive,			01581
Westborough,	MA
(Address of principal executive offices)			(Zip Code)

	(774)	512-7400
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	BJ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.         ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As contemplated by that certain amendment to the employment Agreement with Christopher J. Baldwin, entered into on January 30, 2020, by and among BJ’s Wholesale Club Holdings, Inc. (the “Company”), BJ’s Wholesale Club, Inc. and Mr. Baldwin, Mr. Baldwin and the Company agreed that Mr. Baldwin’s employment with the Company will end on August 2, 2020 . On June 17, 2020, the Board of Directors (the “Board”) of the Company, upon the recommendation of the Board’s Nominating and Corporate Governance Committee, determined that, subsequent to the end of his employment as Executive Chairman on August 2, 2020, Mr. Baldwin will continue to serve as the Company’s Chairman of the Board. As a result, Mr. Baldwin will no longer serve as an executive officer of the Company following August 2, 2020; however, his term as a director will remain unchanged by such transition.
Also on June 17, 2020, effective immediately, the Board appointed Maile Clark to its Audit Committee, having determined that she satisfies all applicable requirements to serve on such committee, including without limitation the applicable requirements of the New York Stock Exchange Listed Company Manual and the Securities Exchange Act of 1934, as amended (collectively, “Applicable Requirements”). The Board also appointed Ken Parent to its Executive Compensation Committee, effective immediately, having previously determined he satisfies all Applicable Requirements to serve on such committee.

Item 5.03	Amendments to Certificate of Incorporation or Bylaws; Change in Fiscal Year.
As described below in Item 5.07 of this Current Report on Form 8-K and in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on May 6, 2020 (the “Proxy Statement”), on June 18, 2020, the Company’s stockholders voted at the Company’s annual meeting of stockholders (the “Annual Meeting”) to approve an amendment (the “Declassification Amendment”) to the Company’s Second Amended and Restated Certificate of Incorporation (the “Charter”) to declassify the Board. On June 22, 2020, the Company filed the Certificate of Amendment to the Charter (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware to effect the Declassification Amendment.

The foregoing summary of the Certificate of Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting on June 18, 2020. A total of 131,633,907 shares of the Company’s common stock were present in person or represented by proxy at the Annual Meeting, representing approximately 95.03% of the Company’s common stock outstanding as of April 27, 2020, the record date. The voting results for the proposals considered and voted upon at the Annual Meeting, each of which were described in the Proxy Statement, are set forth below.

Item 1 - The stockholders of the Company elected Maile Clark and Thomas A. Kingsbury as Class II directors to hold office until the Company’s annual meeting of stockholders to be held in 2023 and until their respective successors have been duly elected and qualified. The results of the stockholders’ vote with respect to the election of each Class II director were as follows:

	FOR	WITHHELD	BROKER NON-VOTES
Maile Clark	126,685,752	818,686	4,129,469
Thomas A. Kingsbury	126,673,462	830,976	4,129,469

Item 2 - The stockholders of the Company ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 30, 2021. The results of the stockholders’ vote with respect to the ratification were as follows:

FOR	AGAINST	ABSTAINED	BROKER NON-VOTES
128,442,070	3,151,990	39,847	0

Item 3 - The stockholders approved, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers. The results of the stockholders’ vote with respect to the compensation of the Company’s named executive officers were as follows:

FOR	AGAINST	ABSTAINED	BROKER NON-VOTES
122,691,745	4,763,605	49,088	4,129,469

Item 4 - The stockholders approved the Declassification Amendment. The results of the stockholders’ vote with respect to the Declassification Amendment were as follows:

FOR	AGAINST	ABSTAINED	BROKER NON-VOTES
127,432,462	55,195	16,781	4,129,469

Item 9.01	Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of BJ’s Wholesale Club Holdings, Inc.
101.SCH	Inline XBRL Taxonomy Extension Schema Document.
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document.
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document.
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document.
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document.
104	Cover Page Interactive Data File (formatted as Inline XBRL with applicable taxonomy extension information contained in Exhibits 101.*)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 22, 2020

BJ’S WHOLESALE CLUB HOLDINGS, INC.

By:	/s/ Graham N. Luce
Name:	Graham N. Luce
Title:	Senior Vice President, Secretary